PROMISSORY NOTE

                          West Palm Beach, Florida

Principal Amount:   $63,000

Date:     May 21, 1999

     William Richard Smith, an individual who resides at Calle
Circunvalacion, Del Sol Edificio Tarabay, Piso 1-1N, Caracas Venezuela (the "Maker"), for value received, promises to pay to the order of Jeff Senger, an individual, (the "Payee"), at the office of the Payee at 2300 Palm Beach Lakes Blvd., Suite 210, West Palm Beach, Florida 33309, or such other place that Payee may designate to Maker in writing from time to time the principal sum of Sixty Three Thousand Dollars ($63,000) payable with interest thereon from the date hereof computed on the basis of the actual number of days elapsed and a year of 360 days, at such rates as are hereinafter provided; said principal and interest to be paid without offset or deduction in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues, public and private, subject to the following terms and conditions:

     1.   INTEREST RATE
         --------------

     The principal amount hereof together with accrued unpaid interest shall bear simple interest at the rate of Six Percent (6%) per annum.

     2.   PAYMENTS AND MATURITY
         ----------------------

     The principal, in the amount of Sixty Three Thousand Dollars ($63,000) is due on February 28, 2000. However, Five (5) days prior to the aforementioned due date, Payee shall have the absolute right to convert the indebtedness evidenced hereby, including all unpaid accrued interest, into the absolute right to retain the Collateral, as described in paragraph 5 herein, as full payment of this Promissory Note ("Note"). In the event Payee elects to retain the Collateral, the Collateral shall automatically transfer into Payee's name with no further action on the part of Maker and Payee and thereafter, Payee shall have all rights of ownership with respect to the Collateral.

    3.   NO RIGHT TO PREPAY
        -------------------
     In accordance with paragraph 2 above, Maker shall have no right to prepay in whole, or in part, the indebtedness evidenced hereby, including any and all unpaid accrued interest.

     4.   NON-TRANSFERABLE
        -------------------
     Neither legal nor beneficial interest in this Note or any rights hereunder shall be negotiated, assigned, sold nor in any way transferred by action of the Payee without the prior written consent

<PAGE 2>  EXHIBIT ONE

of the Maker which shall not be withheld if Payee satisfies the Maker that the proposed transfer would not be in violation of federal or state securities or other laws. However, nothing herein shall preclude this Note and any rights hereunder from being bequeathed or descending in accordance with the laws of descent and distribution or from being pledged as security for a bona fide loan.

     5.   STOCK PLEDGE AGREEMENT
         -----------------------
     Pursuant to the Stock Pledge Agreement of even date executed by Maker on behalf of Payee, the terms of which are incorporated herein, Maker has deposited and pledged with Payee, as security for the payment of this Note, the collateral described in such Stock Pledge Agreement (the "Collateral"). In the event of the nonpayment of this Note at maturity, or any other indebtedness due the Payee as stated above, the Payee is invested with full authority to use, transfer, hypothecate, sell, or convey the Collateral, or any substituted for or added to the above, or any part of them, or to cause the same to be done, at public or private sale, and Payee is authorized to purchase the Collateral when sold for its own protection; and the proceeds of such sale, transfer or hypothecation, shall be applied to the payment of this Note, together with all protests, damages, interests, costs and charges due upon the Note, or incurred by reason of its nonpayment when due, or in the execution of this power. The surplus, if any, after payment of this Note, together with all charges stated above, shall be paid to Maker, or at the election of the Payee, be paid on any other obligation of Maker, whether as principal debtor or otherwise, held by the Payee; and if the proceeds of the above sale shall not be sufficient to pay this Note, Maker agrees to make good any deficit.

     6.   GENERAL PROVISIONS
         --------------------
     (a) Late Charges. If Payee elects not to convert the indebtedness evidenced hereby into the right to retain the Collateral as full payment of this Note, as described in Section 2 hereof, and full payment is not received by Payee on the due date described in Section 2 hereof, Maker shall pay Payee a late charge of Five Thousand ($5,000) and Payee shall not be obligated to accept said payment not accompanied by said additional amount.
     (b) Attorney's Fees. Maker promises to pay (in addition to the above principal and interest) all costs of collection, including reasonable attorney's fees if this Note is collected by or through an attorney at law.
     (c) Waiver. Maker, for itself, its heirs, legal representatives, successors and assigns, hereby expressly waives presentment for payment, demand, notice of demand, notice of dishonor, protest, notice of protest, diligence in collection, and all other notices of demands whatsoever with respect to this Note except as expressly provided for herein, and hereby consents to any and all indulgences granted by Payee, or any substitution, exchange or release of collateral permitted by Payee, all without in any way modifying, altering, releasing, affecting or limiting the validity of the indebtedness evidenced hereby or impairing any of Payee's rights following a default hereunder. No failure to accelerate the debt evidenced hereby by reason of default from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereto to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration

<PAGE 3>   EXHIBIT ONE

or any other right granted hereunder or by the laws of the United States or any State thereof. Maker hereby expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contradictory to or in conflict with the foregoing sentence. No extension of the time for payment of this Note, or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     (d) Waiver and Requirement of Exemptions. Maker hereby waives and renounces for itself, its heirs, legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption,appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the United States of America or of any state thereof to and in all its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys, and assigns to the Payee a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Payee a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal hereof, and does hereby irrevocably appoint the Payee the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.
     (e) Governing Law. This Note is intended to constitute a contract and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.
     (f)  Time of Essence.  Time is of the essence of this Note.
     (g) Inurement. This Note shall bind and inure to the benefit of Maker and Payee and their respective heirs, executors, successors, assigns and legal representatives, whether by voluntary action or by operation of law.
     (h) Captions. The captions of the paragraphs of this Note are for convenience only and are not intend to be nor shall be construed as being a part hereof and shall not limit, expand or otherwise affect any of the terms hereof.

     SIGNED, SEALED AND DELIVERED, by Maker the day and year first set forth above.
                                               State of Florida)
                                               County of Miami-Dade)

                                               Swore to and subscribed before
                                               me this 21st day of May 1999 by
/s/ Willam Richard Smith                       Willaim Richard Smith who
____________________________                   produced a Republic of
William Richard Smith                          Venezuela (E82-196-667)
                                               I.D as identification.

                                               /s/Heidi Herzberger
                                               ----------------------
                                               Notary State of Florida

                                  SEAL                STAMP
                             (Notary Public)       Heidi Herzberger
                             (State of Florida)    My Commission #CC639402
                                                   Expires July 27, 2001